[*] = information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.
Exhibit 10.82
Execution Copy — 9/20/06
SECURITY AGREEMENT
     This SECURITY AGREEMENT (this “Agreement”) is made this 20th day of September, 2006, between COMMERCE ENERGY, INC., a California Corporation (“Commerce Energy”), and PACIFIC SUMMIT ENERGY LLC, a Delaware limited liability company (“PSE”).
W I T N E S S E T H:
     WHEREAS, Commerce Energy and PSE are parties to that certain NAESB dated January 1, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Master Agreement”);
     WHEREAS, Commerce Energy and PSE are parties to that certain Operating Agreement dated the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Operating Agreement”) pursuant to which PSE has agreed to supply, from time to time under the Master Agreement, natural gas to Commerce Energy for resale to certain Designated Customers (as defined in the Agreement) on the condition that Commerce Energy enter into this Security Agreement;
     WHEREAS, Commerce Energy is a wholly-owned subsidiary of Commerce Energy Group, Inc. (“Commerce Energy Group”), a Delaware corporation; and
     WHEREAS, in order to induce PSE to enter into the Transaction Documents and to induce PSE to perform its obligations under the Master Agreement and the Operating Agreement, Commerce Energy has agreed to grant a continuing Lien on the Collateral (as hereinafter defined) to secure the prompt and complete payment, observance and performance of, among other things, the obligations of Commerce Energy arising under the Master Agreement, the Operating Agreement, and/or the Transaction Documents (being hereinafter referred to as the “Secured Obligations”), by the granting of the security interest contemplated by this Agreement.
     NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows
     1. Defined Terms.
          (a) All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Master Agreement or the Agreement.
          (b) “Affiliate” means, as to any person, any entity that directly or indirectly controls, is controlled by, or is under common control with, such person. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to (a) vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors of such person, or (b) direct or cause the direction of management and policies of a business, whether through the ownership of voting securities, by contract or otherwise and either alone or in conjunction with others or any group.

          (c) “Assigned Customer” means any customer that Commerce Energy and PSE agree will be included as a Designated Customer as set forth from time to time in Exhibit A to the Operating Agreement (which is, as such Exhibit A may be amended by mutual written agreement of Commerce Energy and PSE, incorporated herein by reference) or an Affiliate from whom Commerce Energy has rights to receive payments.
          (d) “Chattel Paper” means “chattel paper” as that term is defined in the UCC and, in any event, including, tangible chattel paper and electronic chattel paper.
          (e) “Customer Term Contract” has the meaning given to such term in the Operating Agreement.
          (f) “Customer Revenues” means all cash, property, Chattel Paper, Instruments or other value transferred, paid, payable, distributed or distributable to or for the account of Commerce Energy by Assigned Customers as payment for natural gas purchases and related services and any other right of Commerce Energy to payment pursuant to a Term Contract.
          (g) “Instruments” means “instruments,” “promissory notes,” “letters of credit,” “drafts,” “documents,” “letter of credit rights” and “investment property” (each as defined in the UCC), whether certificated or uncertificated, including, security entitlements, securities accounts, commodity contracts, commodity accounts, and any and all supporting obligations in respect thereof.
          (h) “Lien” means any lien, claim, charge, pledge, security interest, deed of trust, mortgage, or other encumbrance.
          (i) “Lockbox” means post office box number Commerce Energy Lkbx 2043 RemitStream, 8th Floor, 350 North Orleans Street, Chicago, IL 60654, and bank account number [*] (ABA Routing [*]) (“Lockbox Account”) related thereto established in the name of “Pacific Summit Energy, LLC as Pledgee of Commerce Energy, Inc. pursuant to the Lockbox Agreement.
          (j) “Lockbox Agreement” means that certain Blocked Account Control Agreement (with lockbox services) dated as of the date hereof among Commerce Energy, PSE and [Wachovia Bank NA] (“Wachovia”), as such agreement may be amended, restated, supplemented or otherwise modified from time to time.
          (k) “Notice of Control” has the meaning given to such term in Section 9(i).
          (l) “Specified Event of Default” means (i) an Event of Default under and as defined in the Master Agreement; (ii) the failure of Commerce Energy to perform, comply with or observe any term, covenant or obligation applicable to it under this Agreement, the Operating Agreement or any Transaction Document with respect to its provision to PSE of any required

[*]	= Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

report, statement, or information if such failure shall remain unremedied for two (2) business days after written notice thereof shall have been given to Commerce Energy by PSE; or (iii) the failure of Commerce Energy to perform, or comply with, or observe any other term, covenant or obligation applicable to it under this Agreement, the Operating Agreement or a Transaction Document if such failure shall remain unremedied for two (2) business days after written notice thereof shall have been given to Commerce Energy by PSE (including, without limitation, any failure by Commerce Energy to pay PSE the Monthly PSE Distribution (as defined in Section 7 below) on the Monthly Accounting Date (as defined in Section 7 below)).
          (m) “Transaction Documents” means this Agreement, any transaction confirmations entered pursuant to the Master Agreement, the Operating Agreement, the Lockbox Agreement and all other agreements, Instruments or documents which are executed and delivered from time to time by Commerce Energy or Commerce Energy Group to PSE in connection with or in support of the Master Agreement and the Operating Agreement.
          (n) “UCC” means the Uniform Commercial Code as in effect from time to time in the State of California.
     2. Grant of Security. Commerce Energy hereby unconditionally grants, assigns and pledges to PSE a continuing security interest in and security title to (together with a right of setoff) (hereinafter referred to as the “Security Interest”), Commerce Energy’s right, title and interest in and to the following, whether now owned or hereafter acquired or arising (collectively, the “Collateral”):
          (a) all of Commerce Energy’s interest in the Lockbox;
          (b) all of Commerce Energy’s, interest in the Lockbox Agreement;
          (c) all Customer Term Contracts
          (d) all billed and unbilled accounts receivable resulting from the Customer Term Contracts (the “Accounts”);
          (e) all Customer Revenues, security deposits, prepayments, credit card account payments and authorizations and other supporting obligations of Assigned Customers related to the Customer Term Contracts; and
          (f) all of the proceeds and products, whether tangible or intangible, of any of the foregoing, and any and all Customer Revenues, money, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, and all proceeds of any such proceeds, or any portion thereof or interest therein (the “Proceeds”).
     3. Security for Obligations. This Agreement and the Security Interest created hereby secures the payment and performance of all the Secured Obligations. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Commerce Energy to PSE but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy action involving Commerce Energy.
     4. Commerce Energy Remains Liable. Anything herein to the contrary notwithstanding, (a) Commerce Energy shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by PSE of any of the rights hereunder shall not release Commerce Energy from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) PSE shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall PSE be obligated to perform any of the obligations or duties of Commerce Energy hereunder or to take any action to collect or enforce any claim for payment assigned hereunder. Until a Specified Event of Default shall occur and be continuing, except as otherwise provided in this Agreement or other Transaction Documents, Commerce Energy shall have the right to possession and enjoyment of the Collateral for the purpose of conducting the ordinary course of its business, subject to and upon the terms hereof and of the Transaction Documents.
     5. Representations and Warranties. Commerce Energy hereby represents and warrants as follows:
          (a) The exact legal name of Commerce Energy is set forth on the signature pages of this Agreement. Commerce Energy does not conduct, and, during the five-year period immediately preceding the date of this Agreement, Commerce Energy has not conducted, business under any trade name or other name other than those set forth on Schedule 1, attached hereto. The Internal Revenue Service taxpayer identification number and the organizational identification number issued by the state of formation of Commerce Energy is listed next to Commerce Energy’s name on Schedule 1 attached hereto.
          (b) This Agreement creates a valid security interest in the Collateral of Commerce Energy, to the extent a security interest therein can be created under the UCC, securing the payment of the Secured Obligations. Except to the extent a security interest in the Collateral cannot be perfected by the filing of a UCC financing statement under the UCC, all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken or will have been taken upon the filing of UCC financing statements listing Commerce Energy, as a debtor, and PSE, as secured party, in the jurisdiction(s) listed next to Commerce Energy’s name on Schedule 2 attached hereto. Upon the making of such filings, PSE shall have a perfected security interest in the Collateral of Commerce Energy to the extent such security interest can be perfected by the filing of a financing statement under the UCC free and clear of any Liens other than the Lien of PSE. Commerce Energy, as of the date of this Agreement, is incorporated in the State of California.
     6. Covenants. Commerce Energy covenants and agrees with PSE that from and after the date of this Agreement and until the date of termination of this Agreement, Commerce Energy shall abide by the following:

          (a) Control Agreements. Commerce Energy shall enter into the Lockbox Agreement with PSE and Wachovia for the Lockbox.
          (b) Change Name; Reincorporate. Commerce Energy covenants and agrees that it will not, without at least thirty (30) days prior written notice to PSE, change its name or reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which Commerce Energy is incorporated or organized as of the date of this Agreement.
          (c) Transfers and Other Liens. Commerce Energy shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral or (ii) create or permit to exist any Lien, security interest, option or other charge or encumbrance upon or with respect to any of the Collateral, except for the Liens of PSE. The inclusion of Proceeds in the Collateral shall not be deemed to constitute PSE’s consent to any sale or other disposition of any of the Collateral except as expressly permitted in this Agreement or the other Transaction Documents.
          (d) Deposits into the Lockbox. (i) All Customer Revenues received by Commerce Energy (whether distributed or paid to Commerce Energy or an Affiliate by any other person or entity) shall be deposited into the Lockbox; (ii) on or prior to the date of this Agreement, Commerce Energy shall have irrevocably instructed each Assigned Customer and all other persons or entities paying Customer Revenues to make such payments to the Lockbox; (iii) Commerce Energy shall instruct all future Assigned Customers and all other persons or entities at any time paying Customer Revenues to make such payments to the Lockbox; and (iv) Commerce Energy shall cause all such persons or entities to agree to make such payments to the Lockbox. In the event any such person incorrectly makes payment to Commerce Energy or its Affiliate, Commerce Energy or its Affiliate shall immediately notify PSE and immediately cause such payment to be deposited into the Lockbox. Until such payment is deposited in the Lockbox, Commerce Energy or its Affiliate shall be deemed to hold such payment in trust for PSE.
          (e) Collateral Balance Reports. No later than five (5) Business Days before the first day of each month, Commerce Energy will prepare and make available to PSE a monthly forecast of its estimated receipts and disbursement schedule which will include all planned disbursement amounts that Commerce Energy will pay from the Lockbox including an estimate of PSE’s natural gas costs. Commerce Energy will update this forecast twice per month (the 10th day of the month and the 24th day (if such day is a Saturday or holiday then the next business day) during such month to reflect actual receipts and disbursements for such period and adjust forecasts for the remainder of such month).
          (f) Financial Statements. If Commerce Energy ever ceases to make its financial statements publicly available, Commerce Energy agrees to provide PSE with such financial statements that PSE reasonably requests.
          (g) Lockbox Balance. Commerce Energy shall not permit the balance of the Lockbox Account to be less than the Minimum Deposit Amount. The Minimum Deposit Amount shall mean: (1) One Million Seven Hundred Fifty Thousand and 00/100 U.S. Dollars ($1,750,000) for the period from the date hereof until October 10, 2006, (2) Three Million Five

Hundred Thousand and 00/100 U.S. Dollars ($3,500,000) for the period from October 10, 2006 until January 20, 2007, and (3) an amount equal to the Minimum Deposit Amount as determined in Schedule 3 attached hereto. In lieu of depositing all or any part of the Minimum Deposit Amount into the Lockbox, Commerce may post a letter of credit, in a form reasonably acceptable to PSE.
          (h) Form of Customer Term Contracts. Commerce Energy shall inform PSE’s of any changes to the Customer Term Contract for structured term transactions and Commerce shall notify PSE of any material changes to such form prior to use, and such Customer Term Contracts shall contain assignment provisions reasonably satisfactory to PSE. All structured Customer Term Contracts shall be hedged by Commerce Energy pursuant to the Commerce Energy approved Risk Policies and Procedures, a copy of which shall be provided to PSE. The Commerce Energy Risk Oversight Committee will approve any deviation from these policies and shall promptly report such deviation to PSE.
          (i) Audit of Collateral. Commerce Energy agrees PSE may audit any Account or Customer Term Contract on a quarterly basis. Commerce Energy will provide PSE the contracts and data necessary for the audit. PSE shall provide Commerce Energy with reasonable advanced notice of any audit and shall conduct any audit in a reasonable manner that minimizes any potential disruption to Commerce Energy’s customers.
          (j) Collateral Lists. On a monthly basis, Commerce Energy shall provide PSE with a schedule of the current Customer Term Contracts being serviced by natural gas being provided by PSE (which shall include the name and address of each Customer Assignee, and a description of the nature of each Customer Term Contract).
     7. Ordinary Course Withdrawals from the Lockbox Account. So long as PSE has not delivered a notice to the Depository Bank in accordance with Paragraph 3 of the Lockbox Agreement, Commerce Energy and PSE agree that withdrawals from the Lockbox Account shall be made pursuant to a monthly joint written instruction to the Depository Bank (as defined in the Lockbox Agreement) on the 25th day of each calendar month (“Monthly Accounting Date”). Commerce Energy and PSE agree to obtain a statement from the Depository Bank regarding the amount of funds available in the Lockbox Account as of the Monthly Accounting Date. Commerce Energy and PSE agree that the monthly written instruction they submit to the Depository Bank shall provide for a monthly distribution in the following order of priority, but only to the extent funds are available for withdrawal from the Lockbox Account:
     FIRST: a distribution first to PSE equal to all amounts due and payable by Commerce Energy to PSE (“Monthly PSE Distribution”);
     SECOND: a distribution to Commerce Energy equal to the amount by which the remaining funds in the Lockbox Account as of the Monthly Accounting Date exceeds the Adjusted Minimum Deposit Amount. The Adjusted Minimum Deposit Amount shall equal the Minimum Deposit Amount minus the amount of any letters of credit posted by Commerce Energy in lieu of all or a portion of the Minimum Deposit Amount in accordance with Section 6(g) of this Agreement.

     If PSE delivers a notice to the Depository Bank in accordance with Paragraph 3 of the Lockbox Agreement, PSE shall thereafter be entitled to any rights under the Lockbox Agreement, including the right to make withdrawals from, and otherwise control, the Lockbox Account without the consent of Commerce Energy in accordance with Paragraph 3 of the Lockbox Agreement.
     8. Further Assurances.
          (a) Commerce Energy agrees that from time to time, at its own expense, it will promptly execute and deliver all further instruments, notices and documents, and take all further action, that may be necessary or that PSE may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable PSE to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.
          (b) Commerce Energy authorizes the filing of such financing or continuation statements, or amendments thereto, and Commerce Energy will execute and deliver to PSE such other instruments or notices, as may be necessary or as PSE may reasonably request, in order to perfect and preserve the Security Interest granted or purported to be granted hereby.
          (c) Commerce Energy authorizes PSE to file, transmit, or communicate, as applicable, UCC financing statements, in-lieu financing statements, continuation statements and amendments describing the Collateral, in order to perfect PSE’s security interest in the Collateral without Commerce Energy’s signature to the extent permitted by applicable law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by applicable law. Commerce Energy also hereby ratifies its authorization for PSE to have filed in any jurisdiction any UCC financing statements, in-lieu of UCC financing statements or amendments thereto if filed prior to the date hereof.
          (d) Commerce Energy acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of PSE, subject to Commerce Energy’s rights under Section 9-509(d)(2) of the UCC.
          (e) Commerce Energy agrees to maintain any deposits with utilities that may be necessary to operate its business and shall provide PSE with prompt notice of any request Commerce Energy receives from a utility indicating that Commerce Energy has not complied with such deposit requirements. Commerce Energy agrees to maintain its corporate existence, comply with all applicable laws and regulations necessary to perform the Customer Term Contracts, comply with the terms of the Customer Term Contracts and provide PSE with any notifications received from any Assigned Customer indicating that Commerce Energy is in default under a Customer Term Contract or that the Assigned Customer intends to terminate a Customer Term Contract. Commerce Energy also agrees to notify each utility that all invoices sent to any Assigned Customer shall instruct the Assigned Customer to send all payments to the Lock Box and request each utility to notify PSE prior to making any changes to such billing instructions.

     9. PSE’s Duties. The powers conferred on PSE hereunder are solely to protect PSE’s interest in the Collateral and shall not impose any duty upon PSE to exercise any such powers. PSE shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. PSE shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which PSE accords its own property.
     10. Remedies. Upon the occurrence and during the continuance of a Specified Event of Default:
          (a) PSE may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Transaction Documents, or otherwise available to it, all the rights and remedies of a secured party upon a default under the UCC. PSE shall have full power to sell, lease, transfer or otherwise deal with the Collateral in its own name or that of Commerce Energy. PSE may require that some or all of the Customer Term Contracts be assigned to PSE; provided, however, that nothing herein shall require PSE to accept assignment of any such Customer Term Contracts. PSE may sell the Collateral or any part thereof in a public or private sale. PSE may in its sole discretion assign its interest in any or all of the Customer Term Contracts acquired under this Agreement. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, PSE shall give Commerce Energy reasonable notice of the time after which any private sale or any other intended disposition of the Collateral is to be made. The requirements of reasonable notice shall be met if such notice is given at lease ten (10) days prior to the time of the private sale or disposition and specifically such notice shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the UCC, as in effect from time to time in any applicable jurisdiction. PSE may appoint a receiver who may be an employee or Affiliate of PSE and who may serve, without bond, to act with respect to the Collateral. All expenses relating to the disposition of the Collateral, including the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral and the reasonable expenses of the receiver and its attorney, shall become a part of the Secured Obligations and shall be payable on demand.
          (b) Any cash held by PSE as Collateral and all cash proceeds received by PSE in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in whole or in part by PSE against, all or any part of the Secured Obligations. Any surplus of such cash or cash proceeds held by PSE and remaining after payment in full of all the Secured Obligations shall be delivered to Commerce Energy.
          (c) PSE (or its designee) may proceed to perform any and all of the obligations of Commerce Energy contained in any Customer Term Contract and may exercise any and all rights of Commerce Energy therein contained as fully as Commerce Energy itself could.
          (d) PSE may ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral.

          (e) PSE may receive, endorse, and collect any drafts or other Instruments and Chattel Paper comprising any part of the Collateral.
          (f) PSE may file any claims or take any action or institute any proceedings which PSE may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of PSE with respect to any of the Collateral.
          (g) PSE may supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Person obligated to Commerce Energy in respect of any Account.
          (h) PSE may deliver a notice under Section 3 of the Lockbox Agreement to Wachovia directing Wachovia to comply with orders, notices, requests and other instructions from PSE (such notice referred to herein as a (“Notice of Control”) and exercise its rights under the Lockbox Agreement, including the right to control disbursements from the Lockbox, withdraw and receive money from the Lockbox, and to apply such amounts in satisfaction of the Secured Obligations.
     11. Remedies Cumulative. Each right, power, and remedy of PSE as provided for in this Agreement or in the other Transaction Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Transaction Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise or the refraining of the exercise by PSE, of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by PSE of any or all such other rights, powers or remedies.
     12. Marshalling. PSE shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, Commerce Energy hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of PSE’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Commerce Energy hereby irrevocably waives the benefits of all such laws.
     13. Indemnity and Expenses.
          (a) Commerce Energy agrees to indemnify PSE from and against all claims, lawsuits and liabilities (including reasonable attorneys’ fees) growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement) or any other Transaction Document, except claims, losses or liabilities resulting from the gross negligence or willful misconduct of PSE.

          (b) Commerce Energy shall, upon demand, pay to PSE the amount of any and all expenses, including, without limitation, the reasonable fees and expenses of its counsel incurred and the fees and expenses of any experts and agents, which PSE may incur in connection with (i) the custody, preservation, use or operation of, or, upon a Specified Event of Default, the sale of, collection from, or other realization upon, any of the Collateral in accordance with this Agreement and the other Transaction Documents, (ii) the exercise or enforcement of any of the rights of PSE hereunder or (iii) the failure by Commerce Energy to perform or observe any of the provisions hereof
     14. Merger, Amendments; Etc. THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER TRANSACTION DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. No waiver of any provision of this Agreement, and no consent to any departure by Commerce Energy herefrom, shall in any event be effective unless the same shall be in writing and signed by PSE, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by PSE and Commerce Energy.
     15. Addresses for Notices. All notices and other communications provided for hereunder shall be given in the form and manner described under the Master Agreements and shall be delivered to PSE and to Commerce Energy at the following addresses:
if to PSE, at:
Pacific Summit Energy LLC
4675 MacArthur Court
Suite 1170
Newport Beach, California 92660
Attn: RanDe Patterson
Telephone:       (949) 777-3203
Fax:       (949) 777-3233
if to Commerce Energy, at:
Commerce Energy, Inc.
600 Anton Boulevard
Suite 2000
Costa Mesa, CA 92626
Attn : Rob Gunnin
Telephone:       (714) 259-2502
Fax:       (714) 259-2592
or, as to any party, at such other address as shall be designated by such party in a written notice to the other party.

     16. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the Secured Obligations have been paid in full or otherwise paid or performed to the satisfaction of PSE, (b) be binding upon Commerce Energy, and its successors and assigns, and (c) inure to the benefit of, and be enforceable by, PSE, and its successors, transferees and assigns. Upon payment in full, or other payment or performance to the satisfaction of PSE, of the Secured Obligations, the Security Interest granted hereby shall terminate and all rights to the Collateral shall revert to Commerce Energy or any other Person entitled thereto. At such time, PSE will authorize the filing of appropriate UCC termination statements to terminate such Security Interests. No transfer or renewal, extension, assignment or termination of this Agreement or of the Master Agreements, any other Transaction Document, or any other instrument or document executed and delivered by Commerce Energy to PSE nor any additional loans made by PSE to Commerce Energy, nor the taking of further security, nor the retaking or re-delivery of the Collateral to Commerce Energy by PSE, nor any other act of PSE shall release Commerce Energy from any obligation, except a release or discharge executed in writing by PSE with respect to such obligation or payment of such obligation or upon payment in full, or other payment or performance to the satisfaction of PSE, of the Secured Obligations. PSE shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by PSE and then only to the extent therein set forth. A waiver by PSE of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which PSE would otherwise have had on any other occasion. Whenever the consent of PSE is required under this Agreement, the granting of such consent by PSE in any instance shall not constitute continuing consent to any subsequent instance where such consent is required, and in all cases such consent may be granted or withheld in the sole discretion of PSE.
     17. Governing Law. This Agreement is intended to take effect as a sealed instrument and shall be construed in accordance with and governed by the laws of the State of California, without regard to the conflict of laws principles thereof, except to the extent that the validity or perfection of the Security Interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of California.
     18. Miscellaneous
          (a) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. In proving this Agreement or any other Transaction Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or by e-mail transmission shall be deemed an original signature hereto.
          (b) Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

          (c) Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.
          (d) The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.
[remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement by and through their duly authorized officers, as of the day and year first above written.

COMMERCE ENERGY, INC.
By:	/s/ Steven S. Boss
	Name:	Steven S. Boss
	Title:	Chief Executive officer

PACIFIC SUMMIT ENERGY LLC
By:	/s/ Brian Mock
	Name:	Brian Mock
	Title:	President

SCHEDULE 1
NAME; FEIN; ORGANIZATIONAL
IDENTIFICATION NUMBER
COMMERCE ENERGY, INC.
Organization: California
FEIN: 33-0769555

SCHEDULE 2
LIST OF UCC FILING JURISDICTIONS

Name	Jurisdiction(s)

Commerce Energy, Inc.	California